UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 6, 2013
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17851 N. 85th Street, Suite 300, Scottsdale, Arizona 85255
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OR CERTAIN OFFICERS

On June 6, 2013, Meritage Homes Corporation (the “Company”) adopted the Meritage Homes Corporation Nonqualified Deferred Compensation Plan (the “Plan”) effective July 1, 2013. The Plan allows eligible participants to defer up to 50% of their base salary and up to 75% of their qualifying bonus and performance-based compensation. The Plan also allows for discretionary employer contributions. Employee deferrals are deemed 100% vested upon contribution. Distributions from the Plan will be made upon retirement, either in a lump sum or annual installments for up to ten years commencing upon normal retirement (age 65). Distributions may also be made upon death, separation of service or upon the occurrence of an unforeseeable emergency.

Participants in the Plan will be entitled to select from a wide variety of investments available under the Plan and will be allocated gains or losses based upon the performance of the investments selected by the Participant. All gains or losses are allocated fully to plan participants and the Company does not guarantee a rate of return on deferred balances. Participants have no rights or claims to with respect to any Plan assets and any such assets are subject to the claims of the Company's general creditors.
The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Meritage Homes Corporation Nonqualified Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2013

MERITAGE HOMES CORPORATION

/s/     LARRY W. SEAY
By:     Larry W. Seay
Executive Vice President and
Chief Financial Officer